Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Trico Marine Services, Inc. (“Trico”) of Active Subsea ASA (a development stage enterprise) (“Active Subsea”), which closed on November 23, 2007.
The unaudited pro forma condensed combined balance sheet:
•	is derived from the historical balance sheet of Trico included in its quarterly report on Form 10-Q as of September 30, 2007 filed with the SEC, and the historical balance sheet of Active Subsea as of September 30, 2007 included elsewhere in this Form 8-K/A.

•	reflects the purchase price allocation of the assets acquired in the purchase of Active Subsea by Trico

•	gives effect to the acquisition as if it had occurred on September 30, 2007
The unaudited pro forma condensed combined statements of income:
•	are derived from the historical statements of income of Trico included in its quarterly report on Form 10-Q as of September 30, 2007 and its 2006 Annual Report on Form 10-K filed with the SEC, and the historical income statements of Active Subsea for the period December 1, 2006 (date of inception) through December 31, 2006 and for the nine months ended September 30, 2007 included elsewhere in this Form 8-K/A.

•	gives effect to the acquisition as if it had occurred on December 1, 2006, the date of formation of Active Subsea
The unaudited pro forma combined financial information is presented for informational purposes only and does not purport to represent what our results of operations would actually have been if the acquisition of Active Subsea by Trico had occurred on the dates indicated nor do they purport to project our results of operations for any future period.
Our unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the historical financial statements and related notes of Trico and Active Subsea.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance sheet
as of September 30, 2007
(Dollars in thousands except share and per share amounts)

	TRICO MARINE	ACTIVE SUBSEA	Pro Forma
	SERVICES, INC.	ASA (1)	Adjustments (2)	Combined
ASSETS
Current assets:
Cash and cash equivalents	$271,598	$30,250	$(248,000)	$53,848
Available for sale securities	46,326	—		46,326
Restricted cash	4,186	—		4,186
Accounts receivable, net	64,961	—		64,961
Prepaid expenses and other current assets	3,575	2,022		5,597
Assets held for sale	2,224	—	—	2,224

Total current assets	392,870	32,272	(248,000)	177,142

Property and equipment:
Land and buildings	2,010	—		2,010
Marine vessels	285,445	—		285,445
Construction-in-progress	28,192	48,236	168,557	244,985
Transportation and other	3,851	—	—	3,851

Total Property and equipment	319,498	48,236	168,557	536,291
Less accumulated depreciation and amortization	65,526	—	—	65,526

Net property and equipment	253,972	48,236	168,557	470,765

Restricted cash — noncurrent	3,770	—		3,770
Other assets	14,966	—	0	14,966

Total assets	$665,578	$80,508	$(79,443)	$666,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term and current maturities of debt	$3,258	$—		$3,258
Accounts payable	14,128	15		14,143
Accrued expenses	19,958	—		19,958
Accrued insurance reserve	2,678	—		2,678
Accrued interest	1,160	—		1,160
Warrant Liability	—	4,363	(4,363)	—
Other accrued liabilities	—	591		591
Income taxes payable	1,916	459	—	2,375

Total current liabilities	43,098	5,428	(4,363)	44,163

Long-term debt, including premium	157,931	—		157,931
Deferred income taxes	84,330	—		84,330
Other liabilities	3,624	7	(7)	3,624

Total liabilities	288,983	5,435	(4,370)	290,048
Noncontrolling interest	13,110	—	—	13,110

Stockholders’ equity:
Trico Common stock, $.01 par value, 25,000,000 shares authorized, and 15,007,444 shares issued outstanding at September 30, 2007	150	—	—	150
Active Common stock, $.02 par value, 48,500,000 shares authorized, and 48,500,000 shares issued outstanding at September 30, 2007	—	1,082	(1,082)	—
Trico Warrants- Series A	1,646	—	—	1,646
Trico Warrants- Series B	633	—	—	633
Additional paid-in capital	245,166	79,528	(79,528)	245,166
Retained earnings/(deficit)	110,875	(5,537)	5,537	110,875
Trico Treasury stock, at cost	(17,604)	—	—	(17,604)
Pension and Postretirement, net of taxes of $0.3 million	(769)	—	—	(769)
Cumulative foreign currency translation adjustment	23,388	—	—	23,388

Total stockholders’ equity	363,485	75,073	(75,073)	363,485

Total liabilities and stockholders’ equity	$665,578	$80,508	$(79,443)	$666,643

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
(1) The historical combined balance sheet of Active Subsea as of September 30, 2007 has been translated into US dollars at the closing exchange rate on September 30, 2007 of .1859 U.S. dollars to one Norwegian Kroner (NOK). The translations should not be construed as representations that the U.S. dollar amounts could have been or will be converted into NOKs at the rate indicated or at all. The historical balance sheet of Active Subsea as of September 30, 2007 in NOKs is as follows:

ASSETS
Current assets:
Cash and cash equivalents	NOK	162,725
Accrued interest receivable		10,876

Total current assets		173,601
Property and equipment:
Construction-in-progress		259,475

Total Property and equipment		259,475
Less accumulated depreciation and amortization		—

Net property and equipment		259,475

Total assets	NOK	433,076

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	NOK	80
Warrant Liability		23,472
Other accrued liabilities		3,180
Income taxes payable		2,471

Total current liabilities		29,203
Other liabilities		39

Total liabilities		29,242
Stockholders’ equity		403,834

Total liabilities and stockholders’ equity	NOK	433,076

(2)	The pro forma balance sheet has been prepared to reflect the acquisition of Active Subsea by Trico for total consideration of $248 million determined as follows:

Cash consideration paid (a)	$243,000
Estimated Transaction Costs	5 ,000

$248,000
The preliminary purchase price has been allocated to the assets acquired and liabilities assumed as follows:

Cash acquired	$30,250
Prepaid expenses and other current assets acquired	2,022
Work in Process, contracts and intangibles	216,793
Liabilities	(1,065)

248,000
(a) represents cash consideration of approximately $202 million for the outstanding common stock of Active Subsea and approximately $40 million and $1 million, respectively for outstanding common stock warrants and options, which were classified as liabilities in the historical financial statements of Active Subsea.
A pro forma adjustment has also been made to reflect the elimination of the historical equity accounts of Active Subsea.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2006
(Dollars in thousands, except share and per share amounts)

			Pro Forma (2)
	TRICO MARINE	ACTIVE SUBSEA	Acquisition
	SERVICES, INC.	ASA (1)	Adjustments	Combined

Revenues:
Charter hire	$243,424	—	—	$243,424
Amortization of non-cash deferred revenues	4,322	—	—	4,322
Other vessel income	971	—	—	971

Total revenues	248,717	—		248,717

Direct vessel operating expenses and other	106,981	—	—	106,981
General and administrative	27,102	529	—	27,631
Depreciation and amortization expense	24,998	—	—	24,998
Loss on assets held for sale	2,580	—	—	2,580
Gain on sales of assets	(1,334)	—	—	(1,334)

Total operating expenses	160,327	529	—	160,856

Operating income	88,390	(529)	—	87,861

Interest expense	(1,286)	—	—	(1,286)
Amortization of deferred financing costs	(168)	—	—	(168)
Foreign exchange gain (loss)	—	(11)	11	—
Interest income	4,198	90	—	4,288
Other income (loss), net	(672)	—	(11)	(683)

Income before income taxes and noncontrolling interest in loss of consolidated subsidiary	90,462	(450)	—	90,012

Income tax expense	33,723	38	—	33,761

Income before noncontrolling interest in loss of consolidated subsidiary	$56,739	$(488)	—	$56,251

Noncontrolling interest in loss of consolidated subsidiary	1,985	—	—	1,985

Net income	$58,724	$(488)	—	$58,236

Basic income from continuing operations per common share (3):
Net income	$4.01	$(0.02)		$3.98

Average common shares outstanding	14,628,490	25,274,194		14,628,490

Diluted income from continuing operations per common share (3):
Net income	$3.86	$(0.02)		$3.83

Average common shares outstanding	15,206,137	25,274,194		15,206,137

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
for the nine months ended September 30, 2007
(Dollars in thousands, except share and per share amounts)

	TRICO MARINE	ACTIVE SUBSEA	Pro Forma (2)
	SERVICES, INC.	ASA (1)	Combined
Revenues:
Charter hire	$187,091	$—	$187,091
Other vessel income	4,034	—	4,034

Total revenues	191,125	—	191,125

Direct vessel operating expenses and other	97,751		97,751
General and administrative	30,059	1,345	31,404
Depreciation and amortization expense	17,789		17,789
Gain on sales of assets	(2,858)	—	(2,858)

Total operating expenses	142,741	1,345	144,086

Operating income	48,384	(1,345)	47,039

Interest expense	(2,929)	—	(2,929)
Amortization of deferred financing costs	(564)	—	(564)
Foreign exchange gain (loss)	(3,036)	(4,429)	(7,465)
Interest income	10,827	1,815	12,642
Other income (loss), net	(365)	(119)	(484)

Income before income taxes and noncontrolling interest in loss of consolidated subsidiary	52,317	(4,078)	48,239

Income tax expense	22,322	348	22,670

Income before noncontrolling interest in loss of consolidated subsidiary	$29,995	$(4,426)	$25,569

Noncontrolling interest in loss of consolidated subsidiary	2,200	—	$2,200

Net income	$32,195	$(4,426)	$27,769

Basic income from continuing operatins per common share (3):
Net income	$2.19	$(0.09)	$1.89

Average common shares outstanding	14,719,163	48,500,000	14,719,163

Diluted income from continuing operations per common share (3):
Net income	$2.10	$(0.09)	$1.81

Average common shares outstanding	15,346,571	48,500,000	15,346,571

Notes to Unaudited Pro Forma Condensed Combined Statements of Operations
(1) The historical combined statements of operations of Active Subsea for the year ended December 31, 2006 and the nine months ended September 30, 2007 have been translated into U.S. dollars at the average exchange rate for the related period of .15623 and .16690 U.S. dollars to one Norwegian Kroner (NOK), respectively. It should be noted that such translations should not be construed as representations that the U.S. dollar amounts could have been or will be converted into NOKs at the rate indicated or at all. The historical statements of operations of Active Subsea in NOKs are as follows:

	Year ended		Nine months ended
	December 31, 2006		September 30, 2007
Revenues	NOK	—	NOK	—
General and administrative		3,388		8,056

Total operating expenses		3,388		8,056

Operating loss		(3,388)		(8,056)

Foreign exchange loss		(71)		(26,538)
Interest income		573		10,877
Other income (loss), net		—		(713)

Loss before income taxes		(2,886)		(24,430)
Income tax expense		244		2,227

Net loss	NOK	(3,130)	NOK	(26,657)

(2) No pro forma adjustments have been reflected in the pro forma combined statements of operations for the year ended December 31, 2006 or the nine months ended September 30, 2007 other than the reclassification of foreign exchange losses of Active Subsea to conform to Trico’s presentation. Active Subsea ASA is a development stage enterprise and has not recognized revenue to date. Additionally, none of the assets reflected on the balance sheet of Active Subsea have been placed in operation and therefore do not qualify for depreciation. As a result, no adjustments were necessary in the combined statements of operations for the year ended December 31, 2006 or the nine months ended September 30, 2007.
(3) Pro forma basic and diluted loss per common share are computed by dividing income from continuing operations available to common stockholders by the weighted average number of common shares outstanding during the period.